UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 26, 2012

Ameris Bancorp

(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 First Street, S.E., Moultrie, Georgia		31768
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (229) 890-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 26, 2012, Ameris Bancorp (the “Company”) and Thomas S. Limerick entered into an employment agreement pursuant to which Mr. Limerick will serve as the Company’s Executive Vice President and Chief Information Officer (the “Employment Agreement”). Under the Employment Agreement, Mr. Limerick has agreed to serve in such capacity for an initial term of one year, which initial term shall be automatically renewed for additional terms of one year each unless timely notice of non-renewal is given by either the Company or Mr. Limerick. Notwithstanding any notice not to so extend, the term of the Employment Agreement will not expire prior to the expiration of twelve months after the occurrence of a Change of Control (as defined) of the Company. The Employment Agreement provides that Mr. Limerick will receive a minimum base salary of $210,000.

In addition, the Employment Agreement provides that Mr. Limerick is entitled to receive an annual bonus and to participate in all present and future employee benefit, retirement and compensation plans of the Company consistent with his salary and position with the Company. The Employment Agreement further provides that, in the event of termination of Mr. Limerick’s employment with the Company, the Company will pay to Mr. Limerick his base salary and annual bonus through the date of termination and, if he terminates his employment for “good reason” (as defined) within twelve months after a Change of Control, his base salary and a bonus in an amount determined pursuant to the terms of the Employment Agreement for one additional twelve-month period. Upon a termination of Mr. Limerick’s employment under certain circumstances, Mr. Limerick will have the opportunity for a period of ninety days following the date of such termination to exercise any outstanding stock options at the exercise prices thereof. The Employment Agreement also includes certain restrictive covenants that limit Mr. Limerick’s ability to compete with the Company or divulge certain confidential information concerning the Company.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Executive Employment Agreement with Thomas S. Limerick dated as of June 26, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIS BANCORP

By:	/s/ Edwin W. Hortman, Jr.
Edwin W. Hortman, Jr.
President and Chief Executive Officer

Dated: June 27, 2012

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Executive Employment Agreement with Thomas S. Limerick dated as of June 26, 2012.